Exhibit 99
FOR IMMEDIATE RELEASE:
CNB FINANCIAL SERVICES, INC. ANNOUNCES RESULTS
FOR THE QUARTER
     Thomas F. Rokisky, President/CEO of CNB Financial Services, Inc. (CNB), the parent company of CNB Bank, Inc. announced for the three months ended September 30, 2007, CNB had consolidated net income of $662,000, or $1.44 per share as compared to $629,000, or $1.37 per share for the three months ended September 30, 2006. For the nine months ended September 30, 2007, CNB has consolidated net income of $1.9 million, or $4.24 per share compared to $1.9 million, or $4.12 per share for the nine months ended September 30, 2006.
     CNB, with total assets at September 30, 2007 of $283.2 million, has two full service offices and ATMs in Berkeley Springs, West Virginia. The Bank has three full service branch offices and ATMs in Berkeley County, West Virginia. Our Berkeley County office locations are in Hedgesville, south Martinsburg, and our newest branch in Falling Waters, West Virginia. The Bank also has a full service branch office and ATM located in Hancock, Maryland.

     This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the 2007 outlook for earnings, revenues and expenses. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.
- financials follow -

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2007	2006
	(Unaudited)	(Audited)

ASSETS
Cash and due from banks	$6,948,192	$7,358,773
Federal funds sold	—	9,000
Securities available for sale (at approximate market value)	61,577,225	50,873,335
Federal Home Loan Bank stock, at cost	2,090,100	1,753,000
Loans and lease receivable, net	200,714,523	204,318,993
Accrued interest receivable	1,433,753	1,354,041
Foreclosed real estate (held for sale), net	198,081	—
Premises and equipment, net	6,210,324	6,327,294
Deferred income taxes	1,389,549	1,482,166
Cash surrender value of life insurance	1,536,276	1,394,521
Intangible assets	413,541	497,178
Other assets	708,861	700,240

TOTAL ASSETS	$283,220,425	$276,068,541

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$41,105,896	$42,751,409
Interest-bearing demand	35,812,885	52,549,478
Savings	24,396,923	27,548,990
Time, $100,000 and over	46,754,636	37,760,199
Other time	81,226,879	72,472,664

	$229,297,219	$233,082,740
Accrued interest payable	1,408,204	1,071,990
FHLB borrowings	27,300,000	18,500,000
Accrued expenses and other liabilities	3,112,453	3,091,549

TOTAL LIABILITIES	$261,117,876	$255,746,279

SHAREHOLDERS’ EQUITY
Common stock, $1 par value; 5,000,000 shares authorized; 458,048 shares outstanding	$458,048	$458,048
Less treasury stock, at cost, 2,099 shares in 2007	(140,633)	—
Capital surplus	4,163,592	4,163,592
Retained earnings	19,136,660	17,421,402
Accumulated other comprehensive income	(1,515,118)	(1,720,780)

TOTAL SHAREHOLDERS’ EQUITY	$22,102,549	$20,322,262

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$283,220,425	$276,068,541

The Notes to Consolidated Financial Statements are an integral part of these statements.

CNB FINANCIAL SERVICES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$3,660,461	$3,471,261	$10,916,457	$9,829,831
Interest and dividends on securities U.S. Government agencies and corporations	363,928	427,750	1,021,648	1,202,931
Mortgage backed securities	207,845	123,720	413,204	330,416
State and political subdivisions	95,851	102,477	298,573	303,348
Dividend income	17,703	22,295	68,403	58,235
Interest on FHLB deposits	1,762	5,212	4,727	12,505
Interest on federal funds sold	589	311	36,884	1,065

	$4,348,139	$4,153,026	$12,759,896	$11,738,331

INTEREST EXPENSE
Interest on interest bearing demand, savings and time deposits	$1,750,569	$1,401,742	$5,140,538	$3,777,262
Interest on FHLB borrowings	254,965	324,246	549,951	692,812

	$2,005,534	$1,725,988	$5,690,489	$4,470,074

NET INTEREST INCOME	$2,342,605	$2,427,038	$7,069,407	$7,268,257

PROVISION FOR LOAN LOSSES	31,500	44,500	129,499	231,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	$2,311,105	$2,382,538	$6,939,908	$7,037,257

NONINTEREST INCOME
Service charges on deposit accounts	$367,138	$317,854	$1,007,246	$928,466
Other service charges, commissions and fees	194,985	168,548	578,415	488,040
Insurance commissions	—	—	—	—
Other operating income	15,170	14,710	112,632	49,003
Net gain on sales of loans	17,162	—	72,331	—
Income from title company	6,323	4,889	12,162	15,929

	$600,778	$506,001	$1,782,786	$1,481,438

NONINTEREST EXPENSES
Salaries	$737,043	$754,698	$2,263,783	$2,261,904
Employee benefits	296,893	305,337	923,880	943,177
Occupancy of premises	121,452	126,756	384,700	373,244
Furniture and equipment expense	225,130	199,401	644,496	614,088
Other operating expenses	554,651	486,636	1,589,479	1,517,506
Net (gain) loss on sale of securities	809	—	2,688	40,741
Net (gain) loss on disposal of premises and equipment	(116)	—	(170)	19,756

	$1,935,862	$1,872,828	$5,808,856	$5,770,416

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$976,021	$1,015,711	$2,913,838	$2,748,279

PROVISION FOR INCOME TAXES	314,345	386,187	969,556	941,008

INCOME FROM CONTINUING OPERATIONS	$661,676	$629,524	$1,944,282	$1,807,271

DISCONTINUED OPERATIONS

NET RESULTS FROM DISCONTINUED OPERATIONS OF CNB INSURANCE SERVICES, INC BEFORE INCOME TAXES	$—	$(58)	$—	$123,805

PROVISION FOR INCOME TAXES	$—	$—	$—	$43,497

NET RESULTS ON DISCOUNTINUED OPERATIONS	$—	$(58)	$—	$80,308

NET INCOME	$661,676	$629,466	$1,944,282	$1,887,579

BASIC EARNINGS PER SHARE	$1.44	$1.37	$4.24	$4.12

The Notes to Consolidated Financial Statements are an integral part of these statements.